SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported) - November 11, 2003

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                               TRENWICK GROUP LTD.
             (Exact name of registrant as specified in its charter)
                          (in provisional liquidation)

            Bermuda                       1-16089                 98-0232340
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         Incorporation)                                      Identification No.)

             LOM Building, 27 Reid Street
                Hamilton, HM 11, Bermuda                        Not Applicable
       (Address of principal executive offices)                   (Zip Code)

                                 (441) 292-4985
              (Registrant's telephone number, including area code)

                                      None
             (Former name or address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets

      As part of the implementation of the terms of the Letter of Intent dated August 6, 2003 (the "Letter of Intent") filed as Exhibit 99.2 to current Report on form 8-K dated August 18, 2003, of Trenwick Group Ltd. (in provisional liquidation) ("Trenwick"), on October 28, 2003, Trenwick, LaSalle Re Holdings Limited (in provisional liquidation), a direct subsidiary of Trenwick ("LSH"), and Trenwick America Corporation, an indirect subsidiary of Trenwick ("TAC," and together with Trenwick and LSH, the "Debtors"), each a debtor and debtor-in-possession in In re Trenwick America Corporation, et al., Case No. 03-12635 (MFW)(Bankr. D. Del. 2003) (the "Chapter 11 Cases"), filed motions (the "Motions") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") seeking approval to effect the following transactions:
(i) the sale of the ordinary shares of Oak Dedicated Limited, Oak Dedicated Two Limited, Oak Dedicated Three Limited ("Oaks 1-3"), subsidiaries of LaSalle Re Limited ("LaSalle Re"), a Bermuda operating insurance company and the direct subsidiary of LSH together with their net operating losses (the "Barclays Sale") to FOSPV Limited ("FOSPV"), a wholly owned subsidiary of Barclays Bank PLC ("Barclays"); and (ii) the sale of substantially all of Trenwick's insurance underwriting operations at Lloyd's (the "Lloyd's Operations"), to Magicsunny Limited (the "Magicsunny Sale"). Magicsunny Limited ("Magicsunny") is a company controlled, through Magicsunny's parent company Talisman Holdings Limited, by members of management of the Lloyd's Operations (the "Management Team") and with capital provided by the Management Team, third-party investors and the lending institutions (the "Banks") that have previously issued letters of credit under a senior secured credit facility (the "LoC Facility") on behalf of certain subsidiaries of Trenwick in support of the Lloyd's Operations. The Barclays Sale and Magicsunny Sale are described in greater detail below and in the Motions.

      On August 20, 2003, Trenwick and LSH (the "Bermuda Debtors") filed insolvency proceedings in the Supreme Court of Bermuda (the "Bermuda Court"). On August 22, 2003, the Bermuda Court granted an order appointing Michael Morrison and John Wardrop, partners of KPMG in Bermuda and KPMG LLP in the United Kingdom, respectfully, as Joint Provisional Liquidators ("JPLs") in respect of the Bermuda Debtors. The Bermuda Court granted the JPLs the power to oversee the continuation and reorganization of these companies' businesses under the control of their boards of directors and under the supervision of the Bankruptcy Court and the Bermuda Court. The JPLs have not audited the contents of this report.

      On November 17, 2003, the Bermuda Court entered an Order (the "Bermuda Court Order") sanctioning the Barclays Sale and the Magicsunny Sale.

      On November 24, 2003, the Bankruptcy Court entered (1) in connection with the Barclays Sale, that certain "Order Pursuant to 11 U.S.C. ss.ss. 105(a), 363 and 541 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. and Rules 2002, 6004 and 6007 of the Federal Rules of Bankruptcy Procedure Allowing the Debtors to Exchange Obligations Owed to Them by Certain Non-Debtor Affiliates and Enter Into Certain Related Standstill Agreements" (the "Barclays Sale Order"); and (2) in connection with the Magicsunny Sale, that certain "Order Pursuant to 11 U.S.C. ss.ss. 105(a), 363 and 541 of

Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. and Rules 2002, 6004 and 6007 of the Federal Rules of Bankruptcy Procedure Authorizing and Approving the Sale of Certain of Debtors' Assets Free and Clear of Liens, Claims and Encumbrances" (the "Magicsunny Sale Order").

      On November 28, 2003, Trenwick completed the Barclays Sale. On December 8, 2003, Trenwick completed the Magicsunny Sale.

      Trenwick has participated at Lloyd's principally through Trenwick Managing Agents ("TMAL"), which is a managing agent at Lloyd's, and through Lloyd's corporate members. The corporate members include Oaks 1-3, and Oak Dedicated Four Limited ("Oak 4," and together with Oaks 1-3, the "Oaks"), which is a subsidiary of Adit Holdings Limited and an indirect subsidiary of Trenwick.

      The Barclays Sale was effected, among other things, by (i) a Sale and Purchase Agreement dated November 11, 2003 (the "Sale Agreement") among LaSalle
(UK) Ltd., a wholly owned subsidiary of LaSalle Re established in connection with the transaction ("LSUK"), as Seller, FOSPV, as Purchaser, Barclays, the Directors (as defined in the Sale Agreement), and LaSalle Re pursuant to which FOSPV acquired the entire ordinary share capital of Oaks 1-3 and (ii) a Group Relief Agreement dated November 11, 2003 (the "GRA") among Barclays, FOSPV, as Purchaser, Oaks 1-3, and LSUK, as Seller to effectuate the transfer of certain tax attributes of Oaks 1-3 to FOSPV.

      The Magicsunny Sale was effected, among other things, pursuant to a Share Acquisition Agreement dated December 8, 2003 (the "SPA") among Trenwick UK PLC, Trenwick and Adit Holding Limited, as Sellers, and Magicsunny Limited, as Buyer, and the Executives (as defined in the SPA), pursuant to which Magicsunny acquired all of the shares of the following entities: Trenwick Managing Agents Limited, Trenwick UK Management Services Limited, Resource Underwriting Pacific Pty Limited, Acorn Corporate Capital Limited, and Oak 4 (ordinary shares only).

      As part of the Barclays Sale, Trenwick and TAC released the Oaks from repaying the intercompany debt (the "Intercompany Debt") owed by them to Trenwick and TAC. In consideration for such release, LaSalle Re set up a new holding company, LSUK, a Bermuda company that is operated principally in the U.K. and is U.K. tax resident, which assumed the liability for the Intercompany Debt and issued to Trenwick and TAC subordinated promissory notes (the "LSUK Notes") in exchange for and in respect of such Intercompany Debt.

      Upon the winding up of the Oaks' financial affairs, which is not anticipated to occur prior to 2009, their economic interests, consisting of profits, if any, from their underwritings, together with any cash held in trust at Lloyd's to support underwriting activities released to them by Lloyd's, would be used to repay their creditors, including the LoC Banks, and the Intercompany Debt, with the remaining amounts, if any, to be payable to LaSalle Re as LSUK's sole shareholder to the extent permitted under applicable law. In connection with LSUK's assumption of the Oaks' liabilities to Trenwick and TAC, LSUK has acquired 100% of the economic interest in the Oaks and

20% of the economic interest in Flinstone Limited (a Corporate Capital Member formed by Magicsunny to support underwriting at Lloyd's for 2004 and subsequent years ("Flinstone")). The LSUK Notes, the LSUK Memorandum of Association and the LSUK Bye-Laws provide for payment to Trenwick and TAC from LSUK to the extent that funds are received, if any, from each of the Oaks.

      Upon the consummation of the Magicsunny Sale, Trenwick's and TAC's rights to payment under the LSUK Notes were subordinated to amounts owing to the Banks under the LoC Facility, as amended in connection with the Magicsunny Sale. In addition, any amount payable to Trenwick and TAC pursuant to the LSUK Notes will occur only after the Letters of Credit issued by the Banks to support underwriting activities of the Oaks through year of account 2003, and Flinstone through year of account 2006, have expired and the Banks' claims under the LoC Facility have been satisfied in full. This may not occur until 2009. As a result of the priority of distributions contemplated, Trenwick and TAC would receive payment pari passu to one another from the respective Oaks that owe the debts to Trenwick and TAC through the Preference Shares; Oaks 1-3 will not fund amounts owing to Trenwick or TAC by Oak 4 and vice versa, although Oaks 1-3 will funds amounts owing to Trenwick or TAC by Oaks 1-3 in the aggregate.

      In connection with these agreements the Oaks have agreed to cease underwriting after the 2003 Lloyd's year of account.

      The Barclays Sale purchase price, which was received on November 28, 2003, included initial consideration of (pound)14 million ($24,017,000) to Oaks 1-3 as consideration for Oaks 1-3 surrendering up to (pound)200 million ($343,100,000) of net operating losses. Of the gross proceeds, approximately (pound)2 million ($3,431,000) is to be used to meet certain liabilities of Oaks 1-3. Of these liabilities, (i) approximately (pound)1.4 million ($2,401,700) relates to a payment as consideration for (pound)40 million ($68,620,000) of net operating losses being surrendered to Oaks 1-3 by Trenwick International Limited, (ii) approximately (pound)400,000 ($686,200) relates to a payment due to Magicsunny under the terms of the Letter of Intent, and (iii) the balance relates to various other obligations of Oaks 1-3. Upon consummation of the Magicsunny Sale, the net proceeds from the Barclays Sale, approximately (pound)12 million ($20,586,000), were released, as required by Lloyd's, into the Oaks' Deposit Trust Fund at Lloyd's, and Lloyd's allowed the LoC Facility to be reduced by such amount. For purposes hereof, (pound)/$ conversions were calculated using the Royal Bank of Scotland exchange rate for November 28, 2003, (pound)1=$1.7155.

      The Debtors do not anticipate that sufficient assets will be available in the Chapter 11 Cases to pay all unsecured claims in full, and as a result, holders of interests in any of the Debtors, including but not limited to holders whose interests derive solely from ownership of common or preferred stock of any of the Debtors, are not likely to receive any distributions on account of such interests.

      The Bermuda Court Order, the Barclays Sale Order and the Magicsunny Sale Order, which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, are incorporated herein by reference in their entirety. The descriptions herein of the Sale

Agreement, GRA and SPA are qualified in their entirety by reference to the full text of these agreements, which are attached hereto as Exhibits 99.4, 99.5 and 99.6, respectively, and are incorporated herein by reference in their entirety.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits.

      Exhibit No.    Description
      -----------    -----------

      99.1           Bermuda Court Order dated November 17, 2003.

      99.2 Order Pursuant to 11 U.S.C. ss.ss. 105(a), 363 and 541 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. and Rules 2002, 6004 and 6007 of the Federal Rules of Bankruptcy Procedure Allowing the Debtors to Exchange Obligations Owed to Them by Certain Non-Debtor Affiliates and Enter Into Certain Related Standstill Agreements.

      99.3 Order Pursuant to 11 U.S.C. ss.ss. 105(a), 363 and 541 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. and Rules 2002, 6004 and 6007 of the Federal Rules of Bankruptcy Procedure Authorizing and Approving the Sale of Certain of Debtors' Assets Free and Clear of Liens, Claims and Encumbrances.

      99.4 Sale and Purchase Agreement dated November 11, 2003 among LSUK, as Seller, FOSPV, as Purchaser, Barclays, the Directors (as defined therein), and LaSalle Re.

      99.5 Group Relief Agreement dated November 11, 2003 among Barclays, FOSPV, as Purchaser, Oaks 1-3, and LSUK, as Seller.

      99.6 Share Acquisition Agreement dated December 8, 2003 among Trenwick UK PLC, Trenwick and Adit Holding Limited, as Sellers, and Magicsunny Limited, as Buyer, and the Executives (as defined therein).

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     By: /s/ W. Marston Becker
                                         ---------------------------------------
                                     Name:  W. Marston Becker
                                     Title: Chairman and Chief Executive Officer

Dated: December 24, 2003

                                  EXHIBIT INDEX

      Exhibit No.    Description

      99.1           Bermuda Court Order dated November 17, 2003.

      99.2 Order Pursuant to 11 U.S.C. ss.ss. 105(a), 363 and 541 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. and Rules 2002, 6004 and 6007 of the Federal Rules of Bankruptcy Procedure Allowing the Debtors to Exchange Obligations Owed to Them by Certain Non-Debtor Affiliates and Enter Into Certain Related Standstill Agreements.

      99.3 Order Pursuant to 11 U.S.C. ss.ss. 105(a), 363 and 541 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. and Rules 2002, 6004 and 6007 of the Federal Rules of Bankruptcy Procedure Authorizing and Approving the Sale of Certain of Debtors' Assets Free and Clear of Liens, Claims and Encumbrances.

      99.4 Sale and Purchase Agreement dated November 11, 2003 among LSUK, as Seller, FOSPV, as Purchaser, Barclays, the Directors (as defined therein), and LaSalle Re.

      99.5 Group Relief Agreement dated November 11, 2003 among Barclays, FOSPV, as Purchaser, Oaks 1-3, and LSUK, as Seller.

      99.6 Share Acquisition Agreement dated December 8, 2003 among Trenwick UK PLC, Trenwick and Adit Holding Limited, as Sellers, and Magicsunny Limited, as Buyer, and the Executives (as defined therein).